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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Filed pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 2, 2002

SANCHEZ COMPUTER ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-21705	23-2161560
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

40 Valley Stream Parkway, Malvern PA 19355
(Address of principal executive offices)

(610) 296-8877
(Registrant's telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets

        On July 3, 2002, Sanchez Computer Associates, Inc. ("Sanchez") announced that it had completed its acquisition, by way of a plan of arrangement (the "Arrangement"), of all of the outstanding common shares of Spectra Securities Software Inc., a Canadian corporation existing under the Business Corporations Act (Ontario) and it's subsidiaries ("Spectra"). Under the terms of the Arrangement, Sanchez acquired all of the common shares of Spectra and Eclipse VII Holdings Inc., an entity the only asset of which was Spectra common shares ("Eclipse"), for approximately $27,120,185 in cash and common stock and assumed approximately $1,585,897 in net debt.

        Sanchez issued 583,813 shares of its common stock and used approximately $24,162,588 of its own cash reserves to complete the transactions. Pursuant to the Arrangement, each holder of Spectra common shares and Eclipse common shares (to the extent of the Spectra common shares owned by Eclipse) received, in cash or cash and Sanchez common stock, an amount equal to approximately CN $1.46 per Spectra common share, subject to certain holdback amounts and applicable withholding taxes.

        The foregoing discussion of the transactions does not purport to be complete and is qualified in its entirety by reference to the full text of that certain Combination Agreement, dated as of May 15, 2002, entered into by and among Sanchez, 1518356 Ontario Limited, Sanchez Software, Ltd., Spectra, John C. McLeod and The 1998 McLeod Family Trust, filed as Exhibit 10.1 hereto. A press release announcing the completion of the transactions is also attached as an exhibit to this report and incorporated by reference herein.

ITEM 5. Other Events and Regulation FD Disclosure.

        Sanchez also announced that it has entered into a loan agreement with PNC Bank, dated July 3, 2002 (the "Loan Agreement"), pursuant to which PNC will provide Sanchez with up to $20,000,000 of financing through a committed revolving line of credit. The Loan Agreement provides for an interest rate of either (i) the greater of prime rate or one quarter of one (.25) percentage point above the Federal Funds Rate or (ii) a per annum rate of interest equal to the sum of LIBOR plus 150 basis points. Sanchez will use the proceeds borrowed under the Loan Agreement for working capital and other general corporate purposes. Sanchez also executed a security agreement, dated July 3, 2002, (the "Security Agreement") to secure its payment and performance under the Loan Agreement. Pursuant to the Security Agreement, Sanchez has assigned and pledged to PNC and granted a security interest in Sanchez' domestic rights, title and interest in its deposit accounts, receivables, instruments, documents, equipment and other collateral, however a security interest was not pledged in certain intangible assets of the company. Sanchez also executed a Committed Line of Credit Note dated July 3, 2002 (the "Note"), pursuant to which Sanchez has also agreed to pledge to PNC and grant a security interest in the capital stock of Sanchez' domestic subsidiaries.

        The Loan Agreement further contains certain financial, affirmative and negative covenants.

        The Loan Agreement and Security Agreement (collectively, the "Loan Documents") are attached as exhibits to this report and made a part of this Item 5 by reference herein.

        A press release announcing the completion of the Loan Documents is also attached as an exhibit to this report and incorporated by reference herein.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements of the Business Acquired.

    Financial statements are not available to be filed with this report but will be filed by amendment no later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

  (b)
  Pro Forma Financial Information.

    Pro forma financial statements are not available to be filed with this report but will be filed by amendment no later than 60 days after the date that this Current Report on Form 8-K is required to be filed.

  (c)
  Exhibits.

10.1	Combination Agreement, dated as of May 15, 2002, entered into by and among Sanchez, 1518356 Ontario Limited, Sanchez Software, Ltd., Spectra, John C. McLeod and The 1998 McLeod Family Trust
10.39
Loan Agreement, dated July 3, 2002, entered into by and among Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates Polska, SP. Z.O.O., Sanchez FSC, Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc., Sanchez Computer Associates International, Inc. and PNC Bank, National Association
10.40
Security Agreement, dated July 3, 2002, entered into by and Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates International Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc. and PNC Bank, National Association
99.1	Press Release, dated July 3, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2002	By:	/s/ Todd A. Pittman
		Name:	Todd A. Pittman
		Title:	Sr. Vice President and Chief Financial Officer

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  ITEM 2. Acquisition or Disposition of Assets
  ITEM 5. Other Events and Regulation FD Disclosure.
  ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE